AGREEMENT TO PROVIDE MANAGEMENT,
                     PROFESSIONAL and SUPPORT SERVICES

This agreement is entered into this 15th day of June, 1995 by and between Grand Slam Licensing, incorporated, hereinafter referred to as GSL, an Indiana C Corporation and Grand Slam III, L.P., hereinafter referred to as GS III, an Indiana partnership.

                                            RECITALS

1.	GSL holds valuable licenses with professional sports league
licensors, entertainment properties, event licensors and individual licensors under which GSL produces and markets logo and photo likeness collectible lapel pins, collector sets containing pins, key chains and other similar memorabilia.

2.	GSL requires the use of management, professional and support services, including marketing and sales, analysis of license proposals and sales agreements, legal services, financial services, general management and related matters in order to fully exploit its licensees.

3.	GS III, as the predecessor company of GSL, and as a management firm, specializing in athletes, entertainers, other personalities and events possesses the expertise among its staff and independent contractors to meet GSL's needs for management, professional and support services.

4.	GS III currently leases 	square feet and located at 401
Pennsylvania Parkway, Suite 390, Indianapolis, Indiana 46208, a portion of which may be made available to provide office and support space fo GSL.

5.	As its own need for space increases and/or GSL's need for space increases, GS III may lease additional space at its current location, or at some other location, a portion of which will be available to GSL to meet any expanded needs it may have.

                                         AGREEMENT

	NOW THEREFORE, in consideration of these recitals and of mutual representations and covenants contained herein, the parties hereby agree as follows:

	1.	Professional Services:   GS III shall provide services
including, but not limited to: marketing and sales planning and development; analysis of license proposals; negotiation of license agreements, sales agreements, agreements for the provision of product and other agreement; general legal services; and, general financial services.

		a.	For any services not directly available from GS III,
the General Partner, or his designee, shall have the right to engage competent sub-contractors in the area of need.

	2.	Office and Storage Space:   GS III shall make sufficent space
available to GSL for GSL: to design its logo and photo likeness collectible lapel pins, pin collector sets, key chains, and other similar memorabilia products; to conduct the marketing and sales of its products; and, to store a reasonable amount of inventory and materials supporting GSL's corproate operations.

		a.	GSL shall have unlimited use of telephones,
facsimile, copier, computer hardware and software and any other office equipment required for GSL to conduct business.

	3.	Term:	This Agreement shall run from May 15, 1995
through October 31, 1997.

		a.	Either party may declare its intention to terminate this
Agreement sixty (60) days prior to its expiration.

		b.	Should neither party declare its intention to terminate
this Agreement by the specified date the Agreement shall be automatically renewed with all existing terms and conditions remaining the same with the exception of Compensation which may be reopened upon the election of either party.

	4.	Compensation:		GSL agrees to pay GS III an
inclusive fee of $25,000 per month due and payable on the first day of each month and seven percent (7%) of gross revenues, calculated on revenues actually received during the previous month and payable by the fifteenth day of each month.

	5.	Entire Agreement:	GSL and GS III agree that all prior
negotiations, statements, representations, warranties and agreements are superseded by this Agreement and that the terms and conditions of this Agreement constitute the complete Agreement between them.

	6.	Choice of Laws:	This Agreement shall be governed by
and construed in accordance with the laws of the State of Indiana.

	7.	Severability:	If any provision of this Agreement or any
subsequent modifications hereof are found unenforceable, the remaining provisions shall continue to remain in full force and effect.

	8.	Modification:	Any modifications to this Agreement shall
only be effective when in writing and signed by the person(s) from GSL and GS III authorized to make commitments on behalf of the respective parties.


	WHEREFORE, this Agreement has been executed as of the day and date first written above.

Grand Slam III			Grand Slam Licensing, Inc.

By: /s/ Milton O. Thompson, Esq.	/s/ Charles A. Richmond
       -----------------------------------	----------------------------------
      Milton O. Thompson, Esq.	Charles A. Richmond
      General Partner			Assistant/Recording Secretary